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                                                                 EXHIBIT 10.134


                                   AGREEMENT

        It is hereby agreed by and between MEGO FINANCIAL CORP. (the "Company") and DON A. MAYERSON (the "Employee") as follows:


                                    RECITALS

        WHEREAS, the Employee has been a senior officer of the Corporation since January, 1988, presently holding the offices of Executive Vice President, General Counsel and Secretary; and

        WHEREAS, the Employee and the Company have agreed that it is appropriate to enter into this contractual arrangement with respect to the severance payment to be made by the Company to the Employee at such time as the Employee is no longer employed by the Company; and

        WHEREAS, the Board of Directors of the Company has approved the terms of this agreement on September 2, 1997;

        NOW THEREFORE, in consideration of the continuing services being performed by the Employee and for other good and valuable consideration, it is agreed as follows:

1.  The above recitals are true and correct.

2. In the event the employment of the Employee in his present capacity with the Company is terminated for any reason, including but not limited to the Employee's death, disability, or retirement, the Company shall promptly pay to the Employee (or his personal representative if the Employee is deceased) the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), in full satisfaction of any severance obligations of the Company.

3. The foregoing severance payment shall be in addition to, and in no way credited against, any sums due to or payable on behalf of the Employee by or from the Company for any other reason, including but not limited to (i) accrued salary and vacation pay, (ii) reimbursement of expenses due Employee, (iii) amounts due Employee under the agreement dated August 1, 1994 between the Company and the Employee relating to the payment of 1% of In-



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centive Income of the Company to the Employee through the end of fiscal 1999, and (iv) second-to-die insurance premium amounts payable by the Company on behalf of the Employee or a trust of the Employee under the Company's Split Dollar Insurance Plan.

IN WITNESS WHEREOF, the parties have executed this agreement as of this 2nd day of September, 1997.


MEGO FINANCIAL CORP.


By /s/ JEROME J. COHEN
   -------------------------------
       Jerome J. Cohen, President


DON A. MAYERSON


/s/ DON A. MAYERSON
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